SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 29, 2005

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                        GENCO SHIPPING & TRADING LIMITED
             (Exact name of registrant as specified in its charter)

 Republic of the Marshall Islands                                98-043-9758
 (State or other jurisdiction of   (Commission file number)   (I.R.S. employer
  incorporation or organization)                             identification no.)


         35 West 56th Street,
             New York, NY                                              10019
 (Address of principal executive offices)                            (Zip code)


       Registrant's telephone number, including area code: (646) 443-8550

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      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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[ ]   Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

On July 29, 2005 we entered into a new credit facility dated as of July 15, 2005. The new credit facility is with a syndicate of commercial lenders consisting of Nordea Bank Finland Plc, New York Branch, DnB NOR Bank ASA, New York Branch and Citigroup Global Markets Limited. The credit facility has been used to refinance our indebtedness, and will be used in the future to acquire additional vessels and for working capital requirements. Under the terms of our new credit facility, borrowings in the amount of $106.2 million were used to repay indebtedness under our original facility. After our initial borrowings under the new facility, $343.8 million remains available to fund future vessel acquisitions, and we may borrow up to $20.0 million of the $343.8 million for working capital purposes.

The new credit facility has a term of ten years. The facility permits borrowings up to 65% of the value of the vessels that secure our obligations under the new credit facility up to the facility limit, provided that conditions to drawdown are satisfied. The facility limit is $450 million for a period of six years. Thereafter the facility limit is reduced by an amount equal to 8.125% of the total commitment, semi-annually over a period of four years and reducing to $0 on the tenth anniversary.

Our obligations under the credit facility are secured by a first priority mortgage on each of the vessels in our fleet as well as any future vessel acquisitions pledged as collateral and funded by the new credit facility. The new credit facility is also secured by a first priority security interest in earnings and insurance proceeds related to the collateral vessels. We may grant additional security from time to time.

Our ability to borrow amounts under the new credit facility is subject to customary documentation relating to the facility, including security documents, satisfactory of certain customary conditions precedent and compliance with terms and conditions included in the loan documents. Before each drawdown, we are required, among other things, to provide to the lenders acceptable valuations of the vessels in our fleet confirming that the aggregate amount outstanding under the facility (determined on a pro forma basis giving effect to the amount proposed to be drawn down) will not exceed 65% of the value of the vessels pledged as collateral. To the extent the vessels in our fleet that secure our obligations under the new credit facility are insufficient to satisfy minimum security requirements at the time of a drawdown or any time thereafter, we will be required to grant additional security or obtain a waiver or consent from the lenders. We will also not be permitted to borrow amounts under the facility, and will be required to immediately repay all amounts outstanding under the facility, if we experience a change in control.

Interest on the amounts drawn is payable at the rate of 0.95% per annum over LIBOR until the fifth anniversary of the closing of the new credit facility and 1.00% per annum over LIBOR thereafter. We are also obligated to pay a commitment fee equal to 0.375% per annum on any undrawn amounts available under the facility. On July 29, 2005, the Company paid an arrangement fee to the Lender of $2.7 million which equates to .6% of the total commitment of $450 million.


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Item 9.01  Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.       Description
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   10.1           Credit Agreement dated as of July 15, 2005.






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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GENCO SHIPPING & TRADING LIMITED

DATE: August 9, 2005

                                        /s/: John C. Wobensmith
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                                        John C. Wobensmith
                                        Chief Financial Officer, Secretary
                                        and Treasurer
                                        (Principal Financial and Accounting
                                        Officer)






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